Exhibit 99

               HMN Financial, Inc. Announces First Quarter Results

    ROCHESTER, Minn.--(BUSINESS WIRE)--April 20, 2006--HMN Financial, Inc. (NASDAQ:HMNF):


First Quarter Highlights

    -- Net income of $2.7 million, down $75,000, or 2.7% from first quarter of 2005
    -- Diluted earnings per share of $0.68, down $0.02, or 2.9%, from first quarter of 2005
    --  Net interest income up $718,000, or 8.3%, over first quarter of 2005
    --  Net interest margin up 31 basis points over first quarter of
        2005
    -- Income tax expense up $324,000, or 23.9%, over first quarter of 2005


EARNINGS SUMMARY                                 Three Months Ended
----------------------------------------------         March 31,

                                                  2006       2005
                                               ----------------------
Net income                                     $2,740,406  2,815,064
Diluted earnings per share                           0.68       0.70
Return on average assets                             1.14 %     1.18 %
Return on average equity                            11.82 %    13.22 %
Book value per share                               $20.99      19.17


    HMN Financial, Inc. (HMN) (NASDAQ:HMNF), the $990 million holding company for Home Federal Savings Bank (the Bank), today reported net income of $2.7 million for the first quarter of 2006, down $75,000, or 2.7%, from net income of $2.8 million for the first quarter of 2005. Diluted earnings per common share for the first quarter of 2006 were $0.68, down $0.02, or 2.9%, from $0.70 for the first quarter of 2005. The decrease in net income was due to an increase in HMN's effective tax rate from 32.5% in the first quarter of 2005 to 38.0% in the first quarter of 2006. The increase in the effective tax rate was due to changes in state tax laws that were enacted in the third quarter of 2005.

    First Quarter Results

    Net Interest Income

    Net interest income was $9.4 million for the first quarter of 2006, an increase of $718,000, or 8.3%, compared to $8.7 million for the first quarter of 2005. Interest income was $16.0 million for the first quarter of 2006, an increase of $1.8 million, or 12.6%, from $14.2 million for the first quarter of 2005. Interest income increased because of an increase in the average interest rate earned on loans and investments. Interest rates increased primarily because of the 200 basis point increase in the prime interest rate between the periods. Increases in the prime rate, which is the rate that banks charge their prime business customers, generally increase the rates on adjustable rate consumer and commercial loans in the portfolio and on new loans originated. The increase in interest income due to increased rates was partially offset by a $28 million decrease in the average outstanding single-family mortgage and consumer loan portfolio balances between the periods. The average yield earned on interest-earning assets was 6.98% for the first quarter of 2006, an increase of 77 basis points from the 6.21% average yield for the first quarter of 2005.
    Interest expense was $6.6 million for the first quarter of 2006, an increase of $1.1 million, or 19.3%, compared to $5.5 million for the first quarter of 2005. Interest expense increased because of the higher interest rates paid on deposits which were caused by the 200 basis point increase in the federal funds rate between the periods. Increases in the federal funds rate, which is the rate that banks charge other banks for short term loans, generally increase the rates banks pay for deposits. The average interest rate paid on interest-bearing liabilities was 3.07% for the first quarter of 2006, an increase of 51 basis points from the 2.56% average interest rate paid in the first quarter of 2005. Net interest margin (net interest income divided by average interest earning assets) for the first quarter of 2006 was 4.10%, an increase of 31 basis points, compared to 3.79% for the first quarter of 2005.

    Provision for Loan Losses

    The provision for loan losses was $515,000 for the first quarter of 2006, a decrease of $121,000, compared to $636,000 for the first quarter of 2005. The provision for loan losses decreased primarily because of the $12 million reduction in the commercial loan portfolio in the first quarter of 2006 compared to the $40 million in growth that was experienced in the first quarter of 2005. The reduction in loan growth was the result of management's decision not to pursue long-term, low fixed-rate commercial loan business in an environment of rising short-term interest rates. The decrease in the provision related to the reduced loan growth was partially offset by an increase in the provision due to increased commercial loan risk rating downgrades in the first quarter of 2006 when compared to the same period of 2005. Total non-performing assets were $3.5 million at March 31, 2006, a decrease of $392,000, from $3.9 million at December 31, 2005.

    Non-Interest Income and Expense

    Non-interest income was $1.5 million for the first quarter of 2006, an increase of $60,000, or 4.2%, from $1.4 million for the first quarter of 2005. Fees and service charges increased $112,000 between the periods primarily because of increased retail deposit account activity and late fees. Loan servicing fees increased $11,000 primarily because of an increase in the number of commercial loans that are being serviced for others. Gain on sale of loans decreased $47,000 between the periods due to a decrease in the number of single-family mortgage loans sold and a decrease in the profit margins realized on the loans that were sold. Competition in the single-family loan origination market has increased as the overall market has slowed and profit margins have been lowered in order to remain competitive and maintain origination volumes. Other non-interest income decreased $17,000 primarily because of lower revenues from the sale of uninsured investment products.
    Non-interest expense was $5.9 million for the first quarter of 2006, an increase of $649,000, or 12.3%, from $5.3 million for the first quarter of 2005. Compensation expense increased $485,000 primarily because of annual payroll cost increases and increased pension costs. Occupancy expense increased $105,000 due primarily to additional costs associated with new branch and loan origination offices opened in Rochester in the first quarter of 2006. Data processing costs increased $51,000 due to increases in the services provided by the Bank's third party processor between the periods. Advertising expense increased $47,000 between the periods primarily because of the costs associated with promoting the new branch and the introduction of new checking account offerings in the first quarter of 2006. Income tax expense increased $324,000 between the periods due to an increase in taxable income and an effective tax rate that increased from 32.5% for the first quarter of 2005 to 38.0% for the first quarter of 2006. The increase in the effective tax rate was primarily the result of state tax law changes that were enacted in the third quarter of 2005.

    Return on Assets and Equity

    Return on average assets for the first quarter of 2006 was 1.14%, compared to 1.18% for the first quarter of 2005. Return on average equity was 11.82% for the first quarter of 2006, compared to 13.22% for the same quarter in 2005. Book value per common share at March 31, 2006 was $20.99, compared to $19.17 at March 31, 2005.

    President's Statement

    "Net interest margin continued to improve during the first quarter of 2006 despite the challenging interest rate environment that existed," said HMN President, Michael McNeil. "We believe that actively managing our net interest margin will continue to have a positive effect on earnings."

    General Information

    HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Rochester, Minnesota. The Bank operates ten full service offices in southern Minnesota located in Albert Lea, Austin, LaCrescent, Rochester, Spring Valley and Winona and two full service offices in Iowa located in Marshalltown and Toledo. Home Federal Savings Bank also operates loan origination offices located in St. Cloud and Rochester, Minnesota. Eagle Crest Capital Bank, a division of Home Federal Savings Bank, operates branches in Edina and Rochester, Minnesota.

    Safe Harbor Statement

    This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to those relating to the Company's financial expectations for earnings and revenues and the management of net interest margin. A number of factors could cause actual results to differ materially from the Company's assumptions and expectations. These factors include possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; reduced demand for financial services and loan products; changes in accounting policies and guidelines, changes in monetary and fiscal policies of the federal government or changes in tax laws. Additional factors that may cause actual results to differ from the Company's assumptions and expectations include those set forth in the Company's most recent filings with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements.



                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets


----------------------------------------------------------------------
                                             March 31,   December 31,
                                               2006          2005
----------------------------------------------------------------------
                                            (unaudited)
                  Assets
Cash and cash equivalents.................  $55,132,473    47,268,795
Securities available for sale:
   Mortgage-backed and related securities
    (amortized cost $7,254,122 and
     $7,428,504)..........................    6,697,944     6,879,756
    Other marketable securities
     (amortized cost $118,117,448 and
      $113,749,841).......................  117,384,344   112,778,813
                                           ------------- -------------
                                            124,082,288   119,658,569
                                           ------------- -------------

Loans held for sale.......................    5,011,272     1,435,141
Loans receivable, net.....................  767,880,982   785,678,461
Accrued interest receivable...............    4,817,953     4,460,014
Real estate, net..........................    1,174,315     1,214,621
Federal Home Loan Bank stock, at cost.....    8,364,600     8,364,600
Mortgage servicing rights, net............    2,484,849     2,653,635
Premises and equipment, net...............   12,304,743    11,941,863
Investment in limited partnerships........      134,548       141,048
Goodwill..................................    3,800,938     3,800,938
Core deposit intangible...................      191,296       219,760
Prepaid expenses and other assets.........    2,150,332     1,854,948
Deferred tax asset........................    2,453,100     2,544,400
                                           ------------- -------------
    Total assets.......................... $989,983,689   991,236,793
                                           ============= =============


   Liabilities and Stockholders' Equity
Deposits.................................. $727,466,404   731,536,560
Federal Home Loan Bank advances...........  160,900,000   160,900,000
Accrued interest payable..................    1,859,576     2,085,573
Advance payments by borrowers for taxes
 and insurance............................    1,070,637     1,038,575
Accrued expenses and other liabilities....    6,040,754     4,947,816
                                           ------------- -------------
    Total liabilities.....................  897,337,371   900,508,524
                                           ------------- -------------
Commitments and contingencies
Stockholders' equity:
     Serial preferred stock ($.01 par
      value):
       Authorized 500,000 shares; issued
        and outstanding none..............            0             0
     Common stock ($.01 par value):
       Authorized 11,000,000; issued
        shares 9,128,662..................       91,287        91,287
Additional paid-in capital................   57,564,482    58,011,099
Retained earnings, subject to certain
 restrictions.............................  100,763,377    98,951,777
Accumulated other comprehensive loss           (778,382)     (917,577)
Unearned employee stock ownership plan
 shares...................................   (4,302,642)   (4,350,999)
Unearned compensation restricted stock
 awards...................................            0      (182,521)
Treasury stock, at cost 4,715,698 and
 4,721,402 shares.........................  (60,691,804)  (60,874,797)
                                           ------------- -------------
    Total stockholders' equity............   92,646,318    90,728,269
                                           ------------- -------------
Total liabilities and stockholders' equity $989,983,689   991,236,793
                                           ============= =============


                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
                             (unaudited)

----------------------------------------------------------------------
                                                 Three Months Ended
                                                     March 31,
                                                  2006         2005
----------------------------------------------------------------------
Interest income:
     Loans receivable........................ $14,702,780  13,333,019
     Securities available for sale:
         Mortgage-backed and related.........      70,562      89,768
         Other marketable....................     889,631     641,756
     Cash equivalents........................     256,426      52,269
     Other...................................      62,821      79,528
                                              ------------ -----------
         Total interest income...............  15,982,220  14,196,340
                                              ------------ -----------

Interest expense:
     Deposits................................   4,867,681   3,702,631
     Federal Home Loan Bank advances.........   1,725,856   1,822,691
                                              ------------ -----------
        Total interest expense...............   6,593,537   5,525,322
                                              ------------ -----------
        Net interest income..................   9,388,683   8,671,018
Provision for loan losses....................     515,000     636,000
                                              ------------ -----------
        Net interest income after provision
         for loan losses.....................   8,873,683   8,035,018
                                              ------------ -----------

Non-interest income:
     Fees and service charges................     714,778     602,597
     Mortgage servicing fees.................     303,675     292,980
     Gain on sales of loans..................     245,977     293,316
     Losses in limited partnerships..........      (6,500)     (7,710)
     Other...................................     228,404     245,548
                                              ------------ -----------
        Total non-interest income............   1,486,334   1,426,731
                                              ------------ -----------

Non-interest expense:
     Compensation and benefits...............   3,258,871   2,774,104
     Occupancy...............................   1,100,292     995,254
     Deposit insurance premiums..............      31,197      27,906
     Advertising.............................     130,658      83,908
     Data processing.........................     288,715     237,488
     Amortization of mortgage servicing
      rights, net............................     216,540     239,033
     Other...................................     913,138     932,692
                                              ------------ -----------
        Total non-interest expense...........   5,939,411   5,290,385
                                              ------------ -----------
        Income before income tax expense.....   4,420,606   4,171,364
Income tax expense...........................   1,680,200   1,356,300
                                              ------------ -----------
        Net income...........................  $2,740,406   2,815,064
                                              ============ ===========
Basic earnings per share.....................       $0.71        0.74
                                              ============ ===========
Diluted earnings per share...................       $0.68        0.70
                                              ============ ===========


                 HMN FINANCIAL, INC. AND SUBSIDIARIES
             Selected Consolidated Financial Information
                             (unaudited)

----------------------------------------------------------------------
SELECTED FINANCIAL DATA:          Three Months Ended
(dollars in thousands, except          March 31,
 per share data)                  2006           2005
----------------------------------------------------------------------
I.   OPERATING DATA:
      Interest income.........     $15,982       14,196
      Interest expense........       6,593        5,525
      Net interest income.....       9,389        8,671

II.   AVERAGE BALANCES:
       Assets (1).............     973,110      968,508
       Loans receivable, net..     778,271      800,369
       Mortgage-backed and
        related securities (1)       7,360        9,292
       Interest-earning assets
        (1)...................     928,945      927,330
       Interest-bearing
        liabilities...........     871,172      876,576
       Equity (1).............      94,054       86,345

 III. PERFORMANCE RATIOS: (1)
       Return on average
        assets (annualized)...        1.14 %       1.18 %
       Interest rate spread
        information:
          Average during
           period.............        3.91         3.65
          End of period.......        3.90         3.53
       Net interest margin....        4.10         3.79
       Ratio of non-interest
        expense to average
         total assets
          (annualized)........        2.48         2.22
       Return on average
        equity (annualized)...       11.82        13.22
       Efficiency.............       54.62        52.44

                               --------------------------------------
                                March 31,   December 31,  March 31,
                                  2006         2005         2005
                               --------------------------------------
IV.  ASSET QUALITY :
       Total non-performing
        assets................      $3,491        3,883        4,934
       Non-performing assets
        to total assets.......        0.35 %       0.39 %       0.50 %
       Non-performing loans to
        total loans
        receivable, net......         0.27         0.30         0.43
       Allowance for loan
        losses................      $9,249        8,778        9,394
       Allowance for loan
        losses to total loans
        receivable, net.......        1.20 %       1.11 %       1.16 %
       Allowance for loan
        losses to
        non-performing loans..      454.37       376.88       267.99

V.   BOOK VALUE PER SHARE:
       Book value per share...      $20.99        20.59        19.17

                               --------------------------------------
                               Three Months  Year Ended  Three Months
                                   Ended    Dec 31, 2005     Ended
                               Mar 31, 2006              Mar 31, 2005
                               --------------------------------------
VI.  CAPITAL RATIOS :
       Stockholders' equity to
        total assets,
        at end of period......        9.36 %       9.15 %       8.52 %
       Average stockholders'
        equity to
        average assets (1)....        9.67         9.05         8.92
       Ratio of average
        interest-earning
        assets to average
        interest-bearing
        liabilities (1).......      106.63       105.96       105.79
                               --------------------------------------
                                March 31,   December 31,  March 31,
                                  2006         2005         2005
                               --------------------------------------
VII. EMPLOYEE DATA:
       Number of full time
        equivalent employees..         213          208          202


(1) Average balances were calculated based upon amortized cost without the market value impact of SFAS 115.



    CONTACT: HMN Financial, Inc., Rochester
             Michael McNeil, 507-535-1202